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Microfilm Number                                               Filed with the Department of State on
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Entity Number
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                                                                                           Secretary of the Commonwealth
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               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)


         In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is: NCO Group, Inc.
                                     ------------------------------------------

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2.   The (a) address of this corporation's current registered office in this
     Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)  515 Pennsylvania Avenue,  Ft. Washington,  Pennsylvania  19034  Montgomery
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       Number and Street           City            State       Zip    County

(b) c/o:
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        Name of Commercial Registered Office Provider                   County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is:
     Business Corporation Law of 1988
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4.   The date of its incorporation is: August 27, 1996
                                      -----------------

5.  (Check, and if appropriate complete, one of the following):

     X The amendment shall be effective upon filing these Articles of Amendment --- in the Department of State.

        The amendment shall be effective on:_______________ at ________________
    ---                                           Date               Hour
6.  (Check one of the following):

       X   The amendment was adopted by the shareholders (or members) pursuant
      ---  to 15 Pa.C.S. ss. 1914(a) and (b).


           The amendment was adopted by the board of directors pursuant to
     ---   15 Pa.C.S. ss. 1914(c).

7.  (Check, and if appropriate complete, one of the following):

           The amendment adopted by the corporation, set forth in full,
     ---   is as follows:

           --------------------------------------------------------------------

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     X    The amendment adopted by the corporation is set forth in full in
    ---   Exhibit A attached hereto and made a part hereof.




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8.  (Check if the amendment restates the Articles):

         The restated Articles of Incorporation supersede the original Articles --- and all amendments thereto.


         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 15th day of May, 2001.


                                                        NCO Group, Inc.
                                               ---------------------------------
                                                      (Name of Corporation)

                                            BY:      s/ Steven L. Winokur
                                               ---------------------------------
                                                        Steven L. Winokur

                                         TITLE: EVP Finance, CFO and Treasurer
                                               ---------------------------------



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                               [GRAPHIC OMITTED]
                               Department of State
                               Corporation Bureau
                                  P.O. Box 8722
                            Harrisburg, PA 17105-8722



Instructions for Completion of Form:

A. One original of this form is required. The form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $52 made payable to the Department of State. PLEASE NOTE: A separate check is required for each form submitted.

B. Under 15 Pa.C.S. ss. 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

C.   The following, in addition to the filing fee, shall accompany this form:

     (1) Three copies of a completed form DSCB:15-134B (Docketing Statement-Changes).

     (2) Any necessary copies of form DSCB:17.2 (Consent to Appropriation of Name) or form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name and the change in name shall contain a statement of the complete new name.

     (3)  Any necessary governmental approvals.

D.   This form and all accompanying documents shall be mailed to:

                               Department of State
                               Corporation Bureau
                                  P.O. Box 8722
                            Harrisburg, PA 17105-8722

E. To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.


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                                    Exhibit A



RESOLVED, that the first sentence of Article 5 of the Amended and Restated Articles of Incorporation, as amended, of the Company shall be amended and restated to read in full as follows:

"Article 5. Authorized Capital Stock. The Corporation shall have the authority to issue an aggregate of 55,000,000 shares of capital stock which shall be divided into 50,000,000 shares of Common Stock, no par value, as more fully described in Section 5(a) below, and 5,000,000 shares of Preferred Stock, no par value, as more fully described in Section 5(b) below."